As filed with the Securities and Exchange Commission on August 14, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
JAMES HARDIE INDUSTRIES plc
(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
Europa House, Second Floor
Harcourt Centre
Harcourt Street, Dublin 2, D02 WR20, Ireland
(Address of Principal Executive Offices)
Amended and Restated James Hardie Industries plc Long Term Incentive Plan 2006
(Full title of the Plan)
CT Corporation System
28 Liberty Street, 42nd Floor
New York, New York 10005
(Name and address of agent for service)
(212) 894-8940
Telephone number, including area code, of agent for service
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered (1)	Proposed maximum offering price per share/obligation (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value EUR 0.59 per share, to be issued under the LTIP	5,000,000 shares	$21.87	$109,350,000.00	$14,193.63

(1)	Represents an additional 5,000,000 shares of common stock, par value EUR 0.59 per share (the “Common Stock”) of James Hardie Industries plc (the “Registrant”) available for future issuance in accordance with the James Hardie Industries plc Long Term Incentive Plan 2006, as amended (the “LTIP”); and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), such indeterminate number of other rights to acquire additional shares of Common Stock as may be granted pursuant to the LTIP to prevent dilution resulting from stock splits, stock dividends or similar transactions. CHESS Units of Foreign Securities (“CUFS”) issuable upon deposit of one (1) share of Common Stock and American Depositary Shares evidenced by American Depositary Receipts (“ADRs”) issuable upon deposit of one (1) CUFS have been registered under a separate registration statement on Form F-6 (File No 333-198928) filed on September 25, 2014, as amended by the Post-Effective Amendment to such Form F-6 (File No. 333-198928) filed on September 3, 2015.

(2)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based on the average of the high and low reported prices of the Registrant’s ADRs on the New York Stock Exchange on August 10, 2020.

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EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 5,000,000 shares of the Common Stock of the Registrant, which may be issued pursuant to awards under the LTIP. In accordance with General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the Forms S-8 filed by the Registrant with respect to the LTIP on September 11, 2008 (SEC File No. 333-153446), August 21, 2009 (SEC File No. 333-161482), August 12, 2013 (SEC File No. 333-190551), August 15, 2014 (SEC File No. 333-198169) and August 19, 2015 (SEC File No. 333-206470), and the Post-Effective Amendments to certain of the foregoing Forms S-8 filed by the Registrant on February 22, 2010 (SEC File No. 333-161482) and June 17, 2010 (SEC File No. 333-161482) and together with all exhibits filed therewith or incorporated therein by reference.
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(a)The Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2020 filed with the Commission on May 19, 2020.
(b)The Registrant’s Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on May 19, 2020, May 20, 2020, June 8, 2020, June 12, 2020, June 19, 2020, June 24, 2020, June 26, 2020, July 1, 2020, July 10, 2020 and August 11, 2020.
In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, and all reports on Form 6-K subsequently filed by the registrant which state that they are incorporated by reference herein, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents and reports.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended Memorandum and Articles of Association of James Hardie Industries plc (incorporated by reference to Exhibit 99.4 to the Registrant’s filing on Form 6-K filed on August 14, 2018)

4.2	James Hardie Industries plc Long Term Incentive Plan 2006, as amended (incorporated by reference to Exhibit 99.5 to the Registrant’s filing on Form 6-K filed on August 14, 2018)

5.1	Opinion of DLA Piper Ireland

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper Ireland (contained in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)

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SIGNATURES
Pursuant to the requirements of the Securities Act, James Hardie Industries plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland on this 14th day of August, 2020.

JAMES HARDIE INDUSTRIES plc

By:	/s/ Jason Miele
Jason Miele, Chief Financial Officer
POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below hereby appoints Jason Miele his true and lawful attorney-in-fact with Mr. Miele having the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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Signature	Title	Date

/s/ Jack Truong	Director and Chief Executive Officer	August 14, 2020
Jack Truong	(Principal Executive Officer)

/s/ Jason Miele	Chief Financial Officer	August 14, 2020
Jason Miele	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael N. Hammes	Chairman of the Board	August 14, 2020
Michael N. Hammes

/s/ Brian Anderson	Director	August 14, 2020
Brian Anderson

/s/ Russell Chenu	Director	August 14, 2020
Russell Chenu

/s/ David D. Harrison	Director	August 14, 2020
David D. Harrison

/s/ Andrea Gisle Joosen	Director	August 14, 2020
Andrea Gisle Joosen

/s/ Persio V. Lisboa	Director	August 14, 2020
Persio V. Lisboa

/s/ Anne Lloyd	Director	August 14, 2020
Anne Lloyd

/s/ Moe Nozari	Director	August 14, 2020
Moe Nozari

/s/ Rada Rodriguez	Director	August 14, 2020
Rada Rodriguez

/s/ Nigel Stein	Director	August 14, 2020
Nigel Stein

/s/ Harold Wiens	Director	August 14, 2020
Harold Wiens

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